As filed with the Securities and Exchange Commission
                                 on December 28, 1995

                          Registration No. 33-__________

                          SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C.  20549

                                        FORM S-8
                                 REGISTRATION STATEMENT
                                        UNDER
                               THE SECURITIES ACT OF 1933

                                     CIRRUS LOGIC, INC.
                  (Exact Name of Registrant as specified in its charter)

          California                                     77-0024818
    (State of Incorporation)                         (I.R.S. Employer
                                                 Identification Number)

                             3100 West Warren Avenue
                                Fremont, CA  94538
                                 (510) 623-8300
                         (Address, including zip code, of
                       Registrant's principal executive offices)

                          Amended 1987 Stock Option Plan
                    Amended 1989 Employee Stock Purchase Plan
                 Amended 1990 Directors' Stock Option Plan
                        (Full Titles of the Plans)

                              Sam S. Srinivasan
                          Chief Financial Officer
                              CIRRUS LOGIC, INC.
                         3100 West Warren Avenue
                             Fremont, CA  94538
                                (510) 623-8300
          (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:
                              Michael J. Danaher, Esq.
                        WILSON SONSINI GOODRICH & ROSATI
                           Professional Corporation
                               650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304
                                 (415) 493-9300



                         CALCULATION OF REGISTRATION FEE

                                                Proposed         Proposed
     Title of                   Amount           Maximum          Maximum           Amount of
   Securities To                 To Be       Offering Price     Aggregate         Registration
    Be Registered            Registered         Per Share       Offering Price         Fee
Common Stock, no par value

 - Upon exercise of
   options and stock
   purchase rights under
   Amended 1987 Stock
   Option Plan (1)           1,800,000 (2)   $     25.75 (5)    $ 46,350,000 (5)  $ 15,982.87

 - Upon exercise of
   options and stock
   purchase rights under
   Amended 1989 Employee
   Stock Purchase Plan (1)     800,000 (3)   $     25.75 (5)    $ 20,600,000 (5)  $  7,103.50

 - Upon exercise of
   options and stock
   purchase rights under
   the Amended 1990
   Directors' Stock
   Option Plan (1)              80,000 (4)   $     25.75 (5)    $  2,060,000 (5)  $    710.35



(1) All shares have been adjusted to reflect the 2-for-1 stock split effective July 1995.

(2) The remaining 16,444,888 shares reserved for issuance under the Amended 1987 Stock Option Plan were registered under six Registration Statements on Form S-8 numbered 33-31697, 33-37409, 33-43914, 33-53990, 33-71862 and 33-83148 filed with the Securities and Exchange Commission (the "Commission") on October 24, 1989, October 24, 1990, November 14, 1991, November 4, 1992, November 17, 1993 and August 22, 1994, respectively.

(3) The remaining 2,000,000 shares reserved for issuance under the Amended 1989 Employee Stock Purchase Plan were registered under six Registration Statements on Form S-8 numbered 33-31697, 33-37409, 33-43914, 33-53990, 33-71862 and 33-83148 filed with the Commission on October 24, 1989, October 24, 1990, November 14, 1991, November 4, 1992, November 17, 1993 and August 22, 1994, respectively.

(4) The remaining 370,000 shares reserved for issuance under the Amended 1990 Directors' Stock Option Plan were registered under two Registration Statements on Form S-8 numbered 33-37409 and 33-71862 filed with the Commission on October 24, 1990 and November 17, 1993, respectively.

(5) Estimated solely for the purpose of calculating the amount of the registration fee on the basis of the average of the high and low prices reported in the Nasdaq National Market on December 22, 1995.



PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Information Incorporated by Reference.

        There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the
"Commission"):

        1. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated May 1, 1989, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

        2.      Registration Statements on Form S-8 numbered
33-31697, 33-37409, 33-43914, 33-47453, 33-53990, 33-60464, 33-71862
and 33-83148 filed with the Commission on October 24, 1989, October 24, 1990, November 14, 1991, April 24, 1992, November 4, 1992, April
2, 1993, November 17, 1993 and August 22, 1994, respectively.

        3. The Company's Annual Report on Form 10-K for the year ended April 1, 1995 filed pursuant to Section 13(a) of the Exchange Act.

        4. The Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1995 filed pursuant to Section 13 of the Exchange Act.

        5. The Company's Quarterly Report on Form 10-Q, as amended by Form 10-Q/A, for the quarter ended September 30, 1995 filed pursuant to Section 13 of the Exchange Act.

        6. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


Item 4. Description of Securities.

        Not applicable.


Item 5. Interests of Named Experts and Counsel.

        Not applicable.


Item 6. Indemnification of Directors and Officers.

        Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").
Article IV of the Company's Articles of Incorporation and Article VI of the Bylaws of the Company provide for indemnification of certain agents to the maximum extent permitted by the California Corporations Code. Persons covered by this indemnification provision include current and former directors, officers, employees and other agents of the Company, as well as persons who serve at the request of the Company as directors, officers, employees or agents of another enterprise. In addition, the Company has entered into agreements with its officers and directors which require the Corporation to indemnify its officers and directors to the maximum extent permitted under California law.


Item 7. Exemption from Registration Claimed.

        Not applicable.


Item 8. Exhibits.

      Exhibit
      Number

        4.1     Amended 1987 Stock Option Plan.

        4.2 The Forms of Incentive Stock Option Agreement and Non-Statutory Stock Option Agreement to the Amended 1987 Stock Option Plan are incorporated herein by reference. See Registration Statements on Form S-8 numbered 33-31697, 33-37409, 33-43914,
33-53990, 33-71862 and 33-83148 filed with the Commission on October 24, 1989, October 24, 1990, November 14, 1991, November 4, 1992,
November 17, 1993 and August 22, 1994, respectively.

        4.3     Amended 1989 Employee Stock Purchase Plan.

        4.4 The Form of Stock Purchase Agreement to the Amended 1989 Employee Stock Purchase Plan is incorporated herein by reference. See Registration Statements on Form S-8 numbered 33-31697, 33-37409, 33-43914, 33-53990, 33-71862 and 33-83148 filed with the Commission on October 24, 1989, October 24, 1990, November 14, 1991, November 4, 1992, November 17, 1993 and August 22, 1994,
respectively.

        4.5     Amended 1990 Directors' Stock Option Plan.

        4.6 The Forms of Notice of Grant and Option Agreement for the Amended 1990 Directors' Stock Option Plan is incorporated herein by reference. See Registration Statements on Form S-8 numbered 33-37409 and 33-71862 filed with the Commission on October 24, 1990 and November 17, 1993, respectively.

        5.1 Opinion of Wilson, Sonsini, Goodrich & Rosati, P.C., as to legality of securities being registered.

        23.1    Consent of Ernst & Young LLP, Independent Auditor.

        23.2    Consent of Counsel (contained in Exhibit 5.1).

        24.1    Power of Attorney (see page II-5).


Item 9. Undertakings.

        (a)     The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on December 28, 1995.

                                   CIRRUS LOGIC, INC.


                                   /s/  Sam S. Srinivasan
                                   Sam S. Srinivasan
                                   Senior Vice President, Finance and
                                   Administration, Chief Financial
                                   Officer, Secretary and Treasurer



POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Hackworth and Sam S. Srinivasan jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Michael L. Hackworth
(Michael L. Hackworth)
President, Chief Executive Officer, and Director
(Principal Executive Officer)
December 28, 1995

/s/ Sam S. Srinivasan
(Sam S. Srinivasan)
Senior Vice President, Finance and Administration, Chief
Financial Officer, Secretary, and Treasurer
(Principal Financial Officer and Principal Accounting Officer)
December 28, 1995

/s/ Suhas S. Patil
(Suhas S. Patil)
Chairman of the Board, Executive  Vice President, Products &
Technology, and Director
December 28, 1995

/s/ C. Gordon Bell
(C. Gordon Bell)
Director
December 28, 1995

/s/ D. James Guzy
(D. James Guzy)
Director
December 28, 1995

/s/ C. Woodrow Rea
(C. Woodrow Rea)
Director
December 28, 1995

/s/ Robert H. Smith
(Robert H. Smith)
Director
December 28, 1995

/s/ Walden C. Rhines
(Walden C. Rhines)
Director
December 28, 1995

/s/ David L. Lyon
(David L. Lyon)
Director
December 28, 1995



                              INDEX TO EXHIBITS

Exhibit
Number                      Description


4.1      Amended 1987 Stock Option Plan.

4.2 The Forms of Incentive Stock Option Agreement and Non-Statutory Stock Option Agreement to the Amended
         1987 Stock Option Plan are incorporated herein by reference. See Registration Statements on Form S-8 numbered 33-31697, 33-37409, 33-43914, 33-53990, 33-71862 and 33-83148 filed with the Commission on October 24, 1989, October 24, 1990,
         November 14, 1991, November 4, 1992, November 17, 1993 and August 22, 1994, respectively.


4.3      Amended 1989 Employee Stock Purchase Plan.

4.4 The Form of Stock Purchase Agreement to the Amended 1989 Employee Stock Purchase Plan is incorporated herein by reference. See Registration Statements on Form S-8 numbered 33-31697, 33-37409, 33-43914, 33-53990, 33-71862 and 33-83148
         filed with the Commission on October 24, 1989, October 24, 1990, November 14, 1991, November 4, 1992, November 17, 1993
         and August 22, 1994, respectively.

4.5      Amended 1990 Directors' Stock Option Plan.

4.6 The Forms of Notice of Grant and Option Agreement for the Amended 1990 Directors' Stock Option Plan is incorporated herein by reference. See Registration Statements on Form S-8 numbered 33-37409 and 33-71862 dated October 24, 1990 and November 17, 1993, respectively.

5.1 Opinion of Wilson, Sonsini, Goodrich & Rosati, P.C., as to legality of securities being registered.

23.1     Consent of Ernst & Young LLP, Independent Auditor.

23.2     Consent of Counsel (contained in Exhibit 5.1).

24.1     Power of Attorney